UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2015

WEST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35846	47-0777362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 9, 2015, West Corporation (“West” or the “Company”) issued a press release announcing the launch of an underwritten public offering of 11,000,000 shares of common stock (the “Offering”) by certain of its existing stockholders (the “Selling Stockholders”). The press release also announced that the Company has entered into an agreement with the Selling Stockholders to repurchase 1,000,000 shares of common stock from the Selling Stockholders in a private transaction. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Because investment funds associated with the Selling Stockholders have agreed to act together on certain matters, including with respect to the election of directors, and own a majority of the voting power of the Company’s common stock, West is currently considered a “controlled company” under the Nasdaq Marketplace Rules. After giving effect to the Offering, those investment funds will no longer own a majority of the voting power of the Company’s common stock, and, consequently, West will no longer be considered a “controlled company” under the Nasdaq Marketplace Rules or qualify for the related exemptions from certain corporate governance requirements. Accordingly, subject to the phase-in periods under those rules, the Company will be required to have a board of directors consisting of a majority of independent directors and compensation and nominating committees consisting of entirely independent directors.

The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	WEST CORPORATION

	By:	/s/ David C. Mussman
	Name:	David C. Mussman
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 9, 2015